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                                  EXHIBIT (21)

                         LIST OF PRINCIPAL SUBSIDIARIES

                                                       STATE OR OTHER JURISDICTION OF
NAME                                                     INCORPORATION OR ORGANIZATION
--------------------------------------------------------------------------------------
Reyna Capital Corporation                                                        Ohio

Reyna Funding, L.L.C.                                                            Ohio

Reynolds and Reynolds (Canada) Limited                                         Canada

Reynolds and Reynolds Holdings, Inc.                                         Delaware

Reynolds Vehicle Registration, Inc.                                              Ohio

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